UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2010

SINO ASSURANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-50002 (Commission File No.)	52-2175896 (IRS Employer Identification No.)

17th Floor, 6009 Yitian Road, New World Center, Futian District, Shenzhen, People’s Republic of China
(Address of principal executive offices)

86-0755-82520166

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

Removal of Officers and Directors

Effective as of January 10, 2010, Beiquan Ling and Jiashou Zeng were removed as directors of the Company.   On the same date, Beiquan Ling was also terminated as Chief Operating Officer of the Company.  The removal of directors is the result of shareholder action.

On November 27, 2009, 13 shareholders of the Company, who together held a majority of the Company’s issued and outstanding common stock voted to remove Biequan Ling and Jiashou Zeng as directors.   This action was taken by consent in lieu of a meeting, in accordance with Delaware law and the Company’s bylaws.

Following receipt of the shareholder consent, the Company took steps, as required by Delaware law and by the rules and regulations of the Securities and Exchange Commission, to notify all other Company shareholders of the action.  The removal of directors became effective on January 10, 2010,  after completion of the process of notifying other Company shareholders.

The action taken by the majority shareholders to remove Beiquan Ling and Jiashou Zeng as directors of the Company was approved without cause. Accordingly, the shareholders who took the action, did not specify a particular reason for their action

The effect of the removal is to reduce the number of persons currently serving on the Company’s Board of Directors from 5 to 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO ASSURANCE, INC.

/s/    Guokang Tu

By:  Guokang Tu

Its:   Chief Executive Officer

Date: January 11, 2010

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